          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2000
                                                      REGISTRATION NO. 333-79025

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------



                                AMENDMENT NO. 1
                                       TO

                                   FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               KNIGHT-RIDDER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                 FLORIDA                               38-0723657
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

                           50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 938-7700
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             ----------------------

                                 KAREN STEVENSON
                       VICE PRESIDENT AND GENERAL COUNSEL
                               KNIGHT-RIDDER, INC.
                           50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 938-7700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                          COPIES TO:


          MARIE B. RIEHLE, ESQ.                     JOHN SAVVA, ESQ.
         BARBARA M. LANGE, ESQ.                  SULLIVAN & CROMWELL
   ORRICK, HERRINGTON & SUTCLIFFE LLP           1888 CENTURY PARK EAST
           400 SANSOME STREET              LOS ANGELES, CALIFORNIA 90067-172
 SAN FRANCISCO, CALIFORNIA  94111-3143
             (415) 392-1122


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
                                                        PROPOSED         PROPOSED
                                                        MAXIMUM          MAXIMUM
                                        AMOUNT          OFFERING        AGGREGATE        AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE          PRICE PER         OFFERING       REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED(1)      SHARE (2)       PRICE(1)(2)          FEE
------------------------------------------------------------------------------------------------------
         Debt Securities             $500,000,000         100%         $500,000,000       $139,000(3)
------------------------------------------------------------------------------------------------------


(1) Or, (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to $500,000,000 United States dollars or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent to $500,000,000 United States dollars at the time of initial offering.

(2) Exclusive of accrued interest, if any. These figures are estimates made solely for the purpose of calculating the registration fee.


(3)     Paid with initial filing.


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  $500,000,000

                               KNIGHT-RIDDER, INC.

                                 DEBT SECURITIES

                                  -------------


        Knight-Ridder, Inc. may from time to time issue up to $500,000,000 aggregate principal amount of debt securities. The debt securities may consist of debentures, notes or other types of debt. The accompanying Prospectus Supplement will specify the terms of the securities.

        Knight-Ridder may sell these securities to or through underwriters, and also to other purchasers or through agents. Goldman, Sachs & Co. may be one of the underwriters. The names of the underwriters will be set forth in the accompanying Prospectus Supplement.

                                  -------------

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -------------

                              GOLDMAN, SACHS & CO.

                                  -------------




                          Prospectus dated March , 2000.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the date on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale. This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.

                                   ----------

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
Where You Can Find More Information......................................................3
Disclosure Regarding Forward-Looking Statements..........................................4
Knight-Ridder, Inc.......................................................................4
Use Of Proceeds..........................................................................4
Ratio Of Earnings To Fixed Charges.......................................................5
Description Of Debt Securities...........................................................5
Plan Of Distribution....................................................................17
Validity Of The Debt Securities.........................................................18
Experts ................................................................................18

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission is referred to in this prospectus and the accompanying prospectus supplement as the "Commission". You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings (file number 1-7553) are also available to the public at the Commission's web site at http://www.sec.gov. You may also read any copy of these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Company's common stock, par value $.02 1/12 per share is listed on the exchange.

        The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the Commission will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until that time when all of the securities covered by this prospectus have been sold:

        1. Our Annual Report on Form 10-K for the fiscal year ended December 27, 1998.


        2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1999, June 27, 1999 and September 26, 1999.


You may request a copy of these filings, at no cost, by writing or telephoning us as follows:

Knight-Ridder, Inc.
50 West San Fernando Street
San Jose, CA 95113
Attn: Corporate Secretary
Phone: (408) 938-7700

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements made in or incorporated by reference into this prospectus, including the documents we incorporate by reference, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results and events to differ materially from those anticipated.

        Potential risks and uncertainties which could adversely affect our ability to obtain these results include, without limitation, the following factors: (a) increased consolidation among major retailers or other events which may adversely affect business operations of major customers and depress the level of local and national advertising; (b) an economic downturn in some or all of our principal newspaper markets that may lead to decreased circulation or decreased local or national advertising; (c) a decline in general newspaper readership patterns as a result of competitive alternative media or other factors; (d) an increase in newsprint costs over the levels anticipated; (e) labor disputes which may cause revenue declines or increased labor costs; (f) acquisitions of new businesses or dispositions of existing businesses; (g) increases in interest or financing costs; and (h) rapid technological changes and frequent new product introductions prevalent in electronic publishing, including the evolution of the Internet.


                               KNIGHT-RIDDER, INC.


        We are a communications company engaged in newspaper publishing and news and information services. We publish 31 daily newspapers in 28 U.S. markets, reaching 8.7 million readers daily and 12.9 million on Sunday. Our newspapers are dedicated to serving their respective communities with high quality and independent journalism. We have won 67 Pulitzer prizes, including 14 in the past ten years. Our internet operation, KnightRidder.com creates and maintains a variety of online services, including RealCities.com, a national network of regional hubs in 30 U.S. markets.


        Our principal executive offices are located at 50 West San Fernando Street, San Jose, California 95113 (telephone (408) 938-7700).


                                 USE OF PROCEEDS

        Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds from the sale of debt securities will be used for general corporate purposes, including refinancing of indebtedness, working capital increases, capital expenditures, share repurchases and possible future acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:


                     FISCAL YEAR ENDED                                   QUARTER ENDED
-------------------------------------------------------------      ---------------------------
  DEC. 25,     DEC. 31,    DEC. 29,    DEC. 28,    DEC. 27,         SEPTEMBER 27,  SEPTEMBER 26,
    1994         1995        1996        1997        1998               1998          1999
  --------     --------    --------    --------    --------         ----------      -------
   5.2:1        3.2:1       4.0:1       7.1:1       5.3:1             2.9:1          4.1:1


The ratio of earnings to fixed charges is computed by dividing earnings (as adjusted for fixed charges and undistributed equity income from unconsolidated subsidiaries) by fixed charges for the period. Fixed charges include the interest on debt (before capitalized interest), the interest component of rental expense, and the proportionate share of interest expense on guaranteed debt of certain equity-method investees and on debt of 50%-owned companies.


                         DESCRIPTION OF DEBT SECURITIES

        We may issue as many distinct series of debt securities under the Indenture as we wish. This section summarizes the financial and legal terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of the series in which you may invest are described in the Prospectus Supplement attached to the front of this Prospectus. Those terms may vary from the terms described here. The Prospectus Supplement may also describe special Federal income tax consequences of the debt securities.

        As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the "Indenture". The Indenture is a contract between us and The Chase Manhattan Bank, which acts as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which it acts on your behalf, described on page 13 under "Remedies If an Event of Default Occurs".

        Second, the Trustee performs administrative duties for us, such as arranging to send you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        The Indenture and its associated documents contain the full legal text of the matters described in this section. The Indenture and the debt securities are governed by New York law. A copy of the Indenture has been filed with the Commission as part of our Registration Statement. See "Where You Can Find More Information" on page 3 for information on how to obtain a copy.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the

Indenture, including definitions of certain terms used in the Indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the Indenture. We describe the meaning for only the more important terms. We also include references in parentheses to certain sections of the Indenture. Wherever we refer to particular sections or defined terms of the Indenture in this Prospectus or in the Prospectus Supplement, those sections or defined terms are incorporated by reference here or in the Prospectus Supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the Prospectus Supplement.

GENERAL

        As noted above, we may issue debt securities in distinct series at various times. The Indenture does not place any limit on the maximum amount of debt securities we may issue, although we may specify a maximum aggregate principal amount for any particular series of debt securities. (Section 301)

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

    INFORMATION THAT WILL BE SPECIFIED IN THE PROSPECTUS SUPPLEMENT

        The Prospectus Supplement specifies the following terms of the particular debt securities we are offering you:

        o       Price of the debt securities;

        o       Title of the debt securities;

        o Any limit on the maximum aggregate principal amount of the debt securities;

        o       Stated Maturity date on which we must repay principal;

        o Interest rate which the debt securities will bear, date from which interest will accrue, the dates on which we must pay interest and record dates for interest;

        o Place where principal and interest will be paid or other means for us to pay you principal and interest;

        o Whether and how the debt securities may be redeemed before maturity, whether by us at our option or by you at your option, including the price at which the debt securities may be so redeemed;

        o Whether we must periodically set aside monies in a "sinking fund" to redeem part of the debt securities from time to time, and if so, the terms for that arrangement;

        o The denominations in which the debt securities will be issued, if other than $1,000 and integral multiples of $1,000;

        o Whether any amount payable on the debt securities will be determined by reference to an index or by a formula, and how those amounts will be determined;

        o Any foreign currency in which we may pay the debt securities; the manner in which the principal amount would be translated into U.S. dollars if necessary, such as to determine the principal amount outstanding when voting with other series of debt securities;

        o Any alternate currency in which we may pay the debt securities (whether at our option or yours), and the periods and terms for payment;

        o How much of the principal amount of the debt securities will be payable upon declaration of acceleration of their Maturity, if more or less than the entire principal amount;

        o If the actual principal amount payable at the Stated Maturity of any debt securities will not be known at all times prior to the Stated Maturity, the amount to be the principal amount (or the manner of calculating it), including the principal amount that will be due and payable upon any Maturity earlier than the Stated Maturity or that will be treated as outstanding;

        o Whether some or all of the debt securities are defeasible as described under "Defeasance and Covenant Defeasance - Defeasance and Discharge" on page 16 or "Defeasance and Covenant Defeasance
                - Covenant Defeasance" on page 16;

        o Whether any debt securities will be in the form of a Global Security, the wording of any legal legend to be placed on any Global Security in addition to or instead of the legend referred to under "Global Securities" on page 8 and, if different from those described in that subsection, any circumstances under which a Global Security may be exchanged for debt securities registered in the names of Persons other than the Depositary for the Global Security or its nominee;

        o Any addition to or change in the Events of Default described on page 13 for the debt securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of the debt securities due and payable prior to their Stated Maturity;

        o Any addition to or change in the covenants in the Indenture described under "Restrictive Covenants" on page 10 applicable to any of the debt securities;

        o Whether the debt securities may be converted to or exchanged for stock or other securities of ours or another entity, the terms of conversion or exchange and any adjustments thereto, and the period during which the debt securities may be converted or exchanged; and

        o       Any other terms of the debt securities.

        If applicable, the Prospectus Supplement also describes any special United States Federal income tax or other considerations relating to the debt securities, such as when debt securities are sold at original issue discount or denominated in a foreign currency.

FORM, EXCHANGE AND TRANSFER

        Except as provided in the Prospectus Supplement, the debt securities will be issued:

        o       only in fully registered form;

        o       without interest coupons; and

        o in denominations of $1,000 and greater multiples or as described in the Prospectus Supplement. (Section 302)

        You may exchange your debt securities for other debt securities of the same series and terms with different authorized denominations and aggregate principal amount. (Section 305)

        You may arrange to exchange or transfer your debt securities at the office of the Trustee, which will act as the Security Registrar and transfer agent. (Section 305) You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made after the Security Registrar is satisfied with your evidence of title.

        If we have designated additional transfer agents, they are named in the Prospectus Supplement. We may cancel the designation of any particular transfer agent. We may approve a change in the office through which the transfer agent acts, but we must have a transfer agent in each Place of Payment for the debt securities. (Section 1002)

        If we redeem less than all of the debt securities of a particular series, we are not required to (1) register the transfer of or exchange any debt security during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of the mailing or (2) register the transfer of or exchange any debt security selected for redemption (except the unredeemed portion of any debt security being redeemed in part). (Section 305)

GLOBAL SECURITIES

        The Prospectus Supplement indicates whether any of the debt securities we are offering you may be represented by a Global Security. The aggregate principal amount of the Global Security equals the sum of the principal amounts of all the debt securities it represents. The Global Security will be registered in the name of a Depositary, which is identified in the Prospectus Supplement, or its nominee and will be deposited with the Depositary or nominee or a custodian.

        There will be a legend on the Global Security that describes the restrictions on exchanges and transfers explained in the next paragraph.

    LIMITATION ON YOUR ABILITY TO OBTAIN SECURITIES REGISTERED IN YOUR NAME

        The Global Security will not be registered in the name of any person, or exchanged for debt securities that are registered in the name of any person, other than the Depositary unless:

        o the Depositary notifies us that it is unwilling, unable or no longer qualified to continue acting as Depositary;

        o an Event of Default with respect to the debt securities represented by the Global Security has occurred and is continuing; or

        o any other circumstances described in the Prospectus Supplement exist.

In those circumstances, the Depositary will determine in whose names any securities issued in exchange for the Global Security shall be registered. (Sections 204 and 305)

        The Depositary or its nominee will be considered the sole owner and Holder of the Global Security for all purposes, and as a result:

        o You cannot get debt securities registered in your name if they are represented by the Global Security;

        o You cannot receive certificated (physical) debt securities in exchange for your beneficial interest in the Global Security;

        o You will not be considered to be the owner or Holder of the Global Security or any debt securities it represents for any purpose; and

        o All payments on the Global Security will be made to the Depositary or its nominee.

Note that the laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the Global Security to these types of purchasers.

    BENEFICIAL INTERESTS IN GLOBAL SECURITIES

        Only institutions (such as a securities broker or dealer) that have accounts with the Depositary or its nominee (and are called "participants") and persons that may hold beneficial interests through participants can own a beneficial interest in the Global Security. The only place where the ownership of beneficial interests in the Global Security will appear and the only way the transfer of those interests can be made will be on the records kept by the Depositary (the interests of the participants) and on the records kept by those participants (the interests of Persons holding their interests through participants).

        The policies and procedures of the Depositary, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the Global Security. We and the Trustee have no responsibility or liability for any aspect of the Depositary's or any participants' records relating to beneficial interests in the Global Security, including for payments made on the Global Security, and we and the Trustee are not responsible for maintaining, supervising or reviewing any of those records.

PAYMENT AND PAYING AGENTS

        We will pay interest on a debt security that is due on an Interest Payment Date to the Person in whose name the debt security is registered at the close of business on the Regular Record Date for that interest. (Section 307)

        We will pay amounts due on the debt securities at the office of the Paying Agent or Paying Agents that we designate for that purpose from time to time. We have designated the corporate trust office of the Trustee in The City of New York as a Paying Agent for payments with respect to the debt securities. If we have designated additional initial Paying Agents, they are named in the Prospectus Supplement. We may cancel the designation of any particular Paying Agent or approve a change in the office through which any Paying Agent acts, but we must have a Paying Agent in each Place of Payment for the debt securities. (Section 1002)

        All money paid by us to a Paying Agent for the payment of amounts due on the debt securities which remain unclaimed at the end of two years will be repaid to us, and after that time the Holder may look only to us and not to the Trustee or the Paying Agent or any other person for payment. (Section 1003)

RESTRICTIVE COVENANTS

    RESTRICTIONS ON MORTGAGES

        Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders (including you and the other direct Holders of the debt securities) or over our general creditors if we fail to pay them back. These preferential rights are called "Mortgages". We promise that we will not become obligated on any new debt that is secured by a Mortgage on any of our Principal Properties, or on any shares of stock or debt of any of our Restricted Subsidiaries, unless we grant an equivalent or higher-ranking Mortgage on the same property to you and the other direct Holders of the debt securities.

        We do not need to comply with this restriction if the amount of all debt that would be secured by Mortgages on Principal Properties (but not including secured debt described in the next paragraph) is less than 15% of our shareholders' equity as of the end of the latest fiscal year.

        This Restriction on Mortgages does not apply to debt secured by certain types of Mortgages, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of Mortgages are:

        o Mortgages on the property of any of our Restricted Subsidiaries, or on their shares of stock or debt, if those Mortgages existed at the time that corporation became a Restricted Subsidiary;

        o       Mortgages in favor of us or our Restricted Subsidiaries;

        o       Certain mortgages in favor of governmental entities;

        o Mortgages on property that existed at the time we acquired the property (including property we may acquire through a merger or similar transaction) or that we granted in order to purchase the property (sometimes called "purchase money mortgages");

        o Mortgages that extend, renew or replace any of the types of Mortgages listed above;

        o Certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary;

        o Certain pledges, deposits or liens made or arising under worker's compensation or similar legislation, self-insurance arrangements or in certain other circumstances;

        o Certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards;

        o Liens for certain taxes or assessments, landlord's liens, leases made in the ordinary course of business which were not incurred in connection with the borrowing of money and which do not, in the opinion of the Company, materially impair the use of the property; and

        o Mortgages on property created in contemplation of the sale of the property; provided that we must have disposed of the property within 180 days after the creation of the Mortgages and that any debt secured by these Mortgages is without recourse to us or any of our subsidiaries. (Section 1007)

        We and our subsidiaries are permitted to have as much unsecured debt as we may choose.

    RESTRICTIONS ON SALES AND LEASEBACKS

        We promise that neither we nor any of our Restricted Subsidiaries will enter into any sale and leaseback transaction involving a Principal Property, unless we comply with this Restrictive Covenant. A "sale and leaseback transaction" generally is an arrangement between us or a Restricted Subsidiary and a bank, insurance company or other lender or investor where we or the Restricted Subsidiary lease a property which was or will be sold by us or the Restricted Subsidiary to that lender or investor.

        We can comply with this Restrictive Covenant in either of two different ways. First, we will be in compliance if we or our Restricted Subsidiary could grant a Mortgage on the Principal

Property in an amount equal to the Attributable Debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking Mortgage to you and the other direct Holders of the debt securities under the Restriction on Mortgages described above. Second, we can comply if we retire an amount of Debt, within 90 days of the transaction, equal to at least the Attributable Debt for the sale and leaseback transaction.

        This Restriction on Sales and Leasebacks does not apply to any sale and leaseback transaction that is between us and one of our Restricted Subsidiaries or between Restricted Subsidiaries, or that involves a lease for a period of three years or less or that involves a lease entered into within 120 days after the latest of the acquisition, completion of construction or commencement of full operation of the Principal Property.

    CERTAIN DEFINITIONS RELATING TO OUR RESTRICTIVE COVENANTS

        Following are the meanings of the terms that are important in understanding the Restrictive Covenants previously described.

        "Attributable Debt" means the present value (discounted at the rate of interest implicit in the terms of the relevant transaction) of the total net amount of rent that is required to be paid by a lessee during the remaining term of any lease.

        A "Principal Property" is any building or other structure or facility, and the land on which it sits and its associated fixtures, which would be reflected on our consolidated balance sheet prepared in accordance with United States generally accepted accounting principles, except for tangible property located outside the United States and for any of those properties that our Board of Directors has determined are not of material importance to the total business that we and our subsidiaries conduct.

        A "Restricted Subsidiary" means any of our subsidiaries except one which does not transact a substantial portion of its business in the United States or does not regularly keep a substantial portion of its physical properties in the United States, or one that does not own or hold any Principal Property. A "subsidiary" is a corporation in which we and/or one or more of our other subsidiaries owns more than 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for the election of directors.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        We are generally permitted to consolidate or merge with another Person, or to convey, transfer or lease all or substantially all of our property or assets or acquire all or substantially all of the property or assets of another Person. However, we may not do so unless the following conditions are met:

        o the successor Person (if any) is a corporation, partnership, trust or other entity organized under the laws of any domestic jurisdiction and it assumes our obligations on the debt securities;

        o immediately after giving effect to the transaction, and treating any indebtedness which becomes our obligation or the obligation of our subsidiary as a result of the transaction as having been incurred by us at the time of the transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) shall have happened and be continuing;

        o if, as a result of the transaction, any of our property would become subject to a Mortgage that would not be permitted under the limitation on Mortgages described above under "Restrictive Covenants" on page 10, we take whatever steps as are necessary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by that Mortgage; and

        o       certain other conditions are met. (Section 801)

EVENTS OF DEFAULT

        The term "Event of Default" means any of the following:

        o       we do not pay interest on any debt security for 30 days;

        o we do not pay the principal or any premium on any debt security when due;

        o       we do not deposit any sinking fund payment when due;

        o we do not perform any other covenant in the Indenture for 90 days after written notice by the Trustee or the Holders of at least 25% of the Outstanding debt securities of that series;

        o       certain events in bankruptcy, insolvency or reorganization; and

        o any other Event of Default described in the Prospectus Supplement. (Section 501)

    REMEDIES IF AN EVENT OF DEFAULT OCCURS

        If an Event of Default (other than certain events in bankruptcy, insolvency or reorganization) has occurred and is continuing, the Trustee or the Holders of at least 50% in aggregate principal amount of the debt securities of the relevant series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable.

        If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be due and immediately payable automatically, without any action by the Trustee or any Holder.

        Subject to certain conditions, any declaration of acceleration may be rescinded by the Holders of not less than 50% in aggregate principal amount of the debt securities of that series. (Section 502)

        Except in cases of default, where the Trustee has certain duties, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable indemnity. (Section 603) If reasonable indemnity is provided, the Holders of a majority in aggregate principal amount of the Outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, for debt securities of that series. (Section 512)

        Before you may take any action to institute any proceeding relating to the Indenture, or to appoint a receiver or a trustee, or for any other remedy, the following must occur:

        o you must have given the Trustee written notice of a continuing Event of Default;

        o the Holders of at least 33 1/3 % of the aggregate principal amount of all Outstanding debt securities of the relevant series must make a written request of the Trustee to take action because of the default and must have offered reasonable indemnification to the Trustee against the cost, liabilities and expenses of taking action; and

        o the Trustee must not have taken action for 60 days after receipt of notice and offer of indemnification. (Section 507)

        However, you are entitled at any time to bring a lawsuit for the payment of amounts due on your debt security on or after the due date. (Section 508)

        We will furnish to the Trustee every year a statement of certain of our officers as to their knowledge of any default by us in performing our obligations under the Indenture. (Section 1009)

MODIFICATION AND WAIVER

        The consent of the Holders of at least a majority in principal amount of the Outstanding debt securities of each series affected by a modification or amendment is required to make the modification or amendment to the Indenture. However, the following actions require the consent of the Holder of each Outstanding debt security affected:

        o change the Stated Maturity of the principal or interest on a debt security;

        o       reduce any amounts due on a debt security;

        o reduce the amount of principal payable upon acceleration of the Maturity of a debt security;

        o       change the place or currency of payment on a debt security;

        o impair the right to institute suit for the enforcement of any payment on any debt security;

        o reduce the percentage of Holders whose consent is needed to modify or amend the Indenture;

        o reduce the percentage of Holders whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults; and

        o modify the provisions dealing with modification and waiver of the Indenture. (Section 902)

        The Holders of at least a majority in principal amount of the Outstanding debt securities of the affected series must consent to waive compliance by us with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the Outstanding debt securities of the affected series may waive any past default, except a payment default and default in the certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding debt security of that series. (Section 513)

        In determining what constitutes "Outstanding debt securities":

        o for Original Issue Discount debt securities, the principal amount that would be due and payable on the date in question if the Maturity of those debt securities were accelerated to that date will be considered Outstanding;

        o for debt securities the principal amount of which is not determinable (for example, because it is based on an index), an amount determined in the manner prescribed for that debt security will be considered to be Outstanding; and

        o for debt securities denominated in one or more foreign currencies or currency units, the U.S. dollar translation of the amount calculated in the manner prescribed for that debt security will be considered Outstanding.

        Debt securities will not be considered Outstanding if money for their payment or redemption has been deposited or set aside in trust for the Holders or if they have been fully defeased as described under "Defeasance and Covenant Defeasance - Defeasance and Discharge" on page 16. (Section 101)

        We will generally be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding debt securities that are entitled to take any action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, the action may be taken only by persons who are Holders of Outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or any other shorter period as we may specify (or as the Trustee may specify, if it set the record date), which period may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

        The following discussion of defeasance and covenant defeasance will be applicable to the debt securities we are offering you only to the extent specified in the Prospectus Supplement. (Section 1301)

    DEFEASANCE AND DISCHARGE

        We can elect to be discharged from all of our obligations under the debt securities if:

        o we deposit in trust for the benefit of you and the other Holders of the debt securities money and/or government securities sufficient to pay amounts due on the debt securities on their respective Stated Maturities; and

        o we deliver an opinion of counsel to the Trustee to the effect that an IRS ruling or a change in tax law provides that the Holders of the debt securities will be subject to Federal income tax with respect to the debt securities as if that deposit, defeasance and discharge did not occur and will not recognize gain or loss for Federal income tax purposes as a result of that deposit, defeasance and discharge. (Sections 1302 and 1304)

    COVENANT DEFEASANCE

        We can elect not to comply with certain restrictive covenants, including those described under "Restrictive Covenants" on page 10 and in the third bullet point under "Consolidation, Merger, Conveyance, Transfer or Lease" on page 12 and any that may be described in the applicable Prospectus Supplement and that the occurrence of certain Events of Default, which are described in the fourth and fifth bullet points under "Events of Default" on page 13 and any that are described in the Prospectus Supplement, will not be Events of Default, provided that we:

        o deposit in trust for the benefit of you and the other Holders of debt securities money and/or government securities sufficient to pay amounts due on the debt securities on their respective Stated Maturities; and

        o deliver to the Trustee an Opinion of Counsel to the effect that Holders of the debt securities will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if that deposit and defeasance did not occur and will not recognize gain or loss for Federal income tax purposes as a result of that deposit and defeasance.

Note that the amount of moneys and U.S. government obligations deposited in trust may not be sufficient to pay amounts due on debt securities upon an acceleration resulting from an Event of Default. In such a case, we will remain liable for the payments. (Sections 1303 and 1304)

NOTICES

        Notices to you will be mailed to your address as it appears in the Security Register. (Section 106)

TITLE

        We and the Trustee and our respective agents may treat the Person in whose name your debt security is registered as the absolute owner thereof for all purposes, including making payment to that Person.

CONCERNING THE TRUSTEE


        We maintain deposit accounts and banking and borrowing relations with the Trustee, including our revolving credit agreements, under which the Trustee is a lending bank. As of September 26, 1999, we had no outstanding borrowings under our revolving credit agreements. The Trustee is the issuing and paying agent for our commercial paper borrowings and serves as registrar and transfer agent for our common stock.


        The Trustee is also trustee of the 6.3% Senior Notes due 2005, the 8.5% Amortizing Notes due 2001 and the 9.875% Debentures due 2009 issued pursuant to an Indenture, dated as of February 15, 1986, as supplemented by the First Supplemental Indenture, dated as of April 15, 1989, each between us and the Trustee (as successor to Manufacturers Hanover Trust Company) and the 6.625% Notes due 2007, the 7.15% Debentures due 2027 and the 6.875% Debentures due 2029 issued pursuant to an Indenture dated as of November 4, 1997 between us and the Trustee (collectively, the "Other Indenture Securities"). Under the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate the conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of the 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.


                              PLAN OF DISTRIBUTION

        We may sell debt securities to or through one or more underwriters or dealers and also may sell Debt Securities to other investors directly or through agents. Goldman, Sachs & Co. may be one of these underwriters.

        The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

        In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation received from us will be described, in the applicable Prospectus Supplement.

        Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of debt securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.


                         VALIDITY OF THE DEBT SECURITIES

        Unless otherwise indicated in a Prospectus Supplement relating to offered debt securities, the validity of the debt securities will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and by Sullivan & Cromwell, Los Angeles, California, counsel for the underwriters or agents.


                                     EXPERTS

        Our consolidated financial statements as of December 27, 1998 and December 28, 1997 and for each of the three fiscal years in the period ended December 27, 1998, incorporated in this Prospectus and Registration Statement by reference from our Annual Report on Form 10-K for the fiscal year ended December 27, 1998 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of our expenses in connection with the issue of the debt securities.

   Registration fee........................................        $  139,000
   Rating agencies fees....................................           538,000
   Fees and expenses of Trustee............................            10,000
   Printing expenses.......................................            80,000
   Blue Sky and legal investment fees and expense..........            10,000
   Accountants' fees and expenses..........................            80,000
   Counsel fees and expenses...............................           180,000
   Miscellaneous...........................................             6,000
                                                                   ----------
        Total..............................................        $1,043,000
                                                                   ==========

All except the first of the foregoing amounts are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 607.0850 of the Florida Business Corporation Act, the Registrant is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors and officers against certain expenses (including counsel fees) and other amounts paid in connection with certain threatened, pending or completed civil or criminal actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in right of the Registrant), in which these persons were or are parties, or are threatened to be made parties, by reason of the fact that these persons were or are directors or officers of the Registrant. This section also permits the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, these persons in their capacities as directors or officers of the Registrant, or which may arise out of their status as directors or officers of the Registrant whether or not the Registrant would have the power to indemnify these persons against liability under the provisions of this section.

Under Article VII of the Registrant's Bylaws, the Registrant is in certain instances required to indemnify its directors and officers against certain expenses (including counsel fees), judgments, fines and other sums paid in connection with the defense or settlement of certain threatened, pending or completed civil or criminal actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in right of the Registrant), to which these persons are parties or are otherwise involved in, by reason of the fact that these persons were or are directors or officers of the Registrant. For the complete text of Article VII of the Registrant's Bylaws, reference is made to Exhibit No. 4(b) to Registrant's Registration Statement on Form S-3 (Registration No. 33-41304), which exhibit is incorporated herein by reference.

Registrant maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, under insurance policies, the premiums for which are paid by Registrant. The effect of these insurance policies is to indemnify any officer or director of Registrant against expenses, judgments, fines, attorneys' fees and other amounts paid in settlements incurred by him, subject to certain exclusions. The policies do not insure against any amount incurred by an officer or director as a result of his own dishonesty.

ITEM 16. EXHIBITS.


      EXHIBIT
      NUMBER    EXHIBIT
      -------   -------
        1.1     Form of Underwriting Agreement.*

        4.1 Indenture, dated as of November 4, 1997, between Knight Ridder and The Chase Manhattan Bank of New York, as Trustee
                (incorporated by reference to Exhibit 4.1 to the Company's
                Registration Statement on Form S-3, SEC's File No. 333-37603).

        4.2     Form of Debt Security (included in Exhibit 4.1 hereto).

        5.1 Opinion of Orrick, Herrington & Sutcliffe LLP as to the validity of the Debt Securities.

        12.1    Statement Setting Forth Computation of Ratio of Earnings to
                Fixed Charges.

        23.1    Consent of Ernst & Young LLP.

        23.2 The consent of Orrick, Herrington & Sutcliffe LLP is contained in the opinion filed as Exhibit 5.1 to this Registration
                Statement.

        24.1    Powers of Attorney of Directors and Officers of the Company.*

        25.1    Form T-1 Statement of Eligibility and Qualification of The Chase
                Manhattan Bank of New York, as Trustee.



--------------------------
* previously filed


ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to that information in the registration statement;

                provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
        Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of that issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 17th day of March, 2000.



                                        KNIGHT-RIDDER, INC.


                                        By: /s/ Ross Jones
                                           -------------------------------------
                                                       Ross Jones
                                               (Senior Vice President and
                                                Chief Financial Officer)

                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                CAPACITY                       DATE
              ---------                                --------                       ----
PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR:

                  *                           Chairman of the Board, Chief         March 17, 2000
---------------------------------            Executive Officer and Director
P. Anthony Ridder
PRINCIPAL FINANCIAL OFFICER:

/s/ Ross Jones                               Senior Vice President and Chief       March 17, 2000
---------------------------------                   Financial Officer
Ross Jones
PRINCIPAL ACCOUNTING OFFICER:

                  *                           Vice President and Controller        March 17, 2000
---------------------------------
Gary R. Effren
DIRECTORS:
                                                        Director                   March 17, 2000
                  *
---------------------------------
James I. Cash Jr.

                  *                                     Director                   March 17, 2000
---------------------------------
Joan Ridder Challinor

                  *                                     Director                   March 17, 2000
---------------------------------
Alvah H. Chapman Jr.

                  *                                     Director                   March 17, 2000
---------------------------------
Kathleen Foley Feldstein

              SIGNATURE                                CAPACITY                       DATE
              ---------                                --------                       ----
                  *                                     Director                   March 17, 2000
---------------------------------
Thomas P. Gerrity

                  *                                     Director                   March 17, 2000
---------------------------------
Barbara Barnes Hauptfuhrer

                  *                                     Director                   March 17, 2000
---------------------------------
M. Kenneth Oshman

                  *                                     Director                   March 17, 2000
---------------------------------
Randall L. Tobias

                  *                                     Director                   March 17, 2000
---------------------------------
Gonzalo F. Valdes-Fauli

                  *                                     Director                   March 17, 2000
---------------------------------
John L. Weinberg


*By: /s/ Ross Jones
     ----------------------------
     Ross Jones
     Attorney-in-fact

                                 EXHIBIT INDEX


      EXHIBIT
      NUMBER    EXHIBIT
      -------   -------
        1.1     Form of Underwriting Agreement.*

        4.1 Indenture, dated as of November 4, 1997, between Knight Ridder and The Chase Manhattan Bank of New York, as Trustee
                (incorporated by reference to Exhibit 4.1 to the Company's
                Registration Statement on Form S-3, SEC's File No. 333-37603).

        4.2     Form of Debt Security (included in Exhibit 4.1 hereto).

        5.1 Opinion of Orrick, Herrington & Sutcliffe LLP as to the validity of the Debt Securities.

        12.1    Statement Setting Forth Computation of Ratio of Earnings to
                Fixed Charges.

        23.1    Consent of Ernst & Young LLP.

        23.2 The consent of Orrick, Herrington & Sutcliffe LLP is contained in the opinion filed as Exhibit 5.1 to this Registration
                Statement.

        24.1    Powers of Attorney of Directors and Officers of the Company.*

        25.1    Form T-1 Statement of Eligibility and Qualification of The Chase
                Manhattan Bank of New York, as Trustee.


--------------------
* previously filed